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Metris Receivables, Inc.                           Metris Master Trust                                            Monthly Report
Securityholders' Statement                            Series 1999-1                                                   Jun-2002
Section 5.2                                                                  Class A            Class B                 Total
(i)  Security Amount ..................................................  500,000,000.00       49,450,550.00        549,450,550.00
(ii)  Security Principal Distributed ..................................            0.00                  --                  0.00
(iii)  Security Interest Distributed ..................................      972,777.78                  --            972,777.78
(iv)  Principal Collections ...........................................   22,515,729.30        2,226,830.39         24,742,559.69
(v)  Finance Charge Collections .......................................   10,464,464.13        1,034,947.00         11,499,411.13
       Recoveries .....................................................      358,593.48           35,465.29            394,058.77
       Principal Funding Account Investment Earnings ..................            0.00                0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings ........            0.00                0.00                  0.00
         Total Finance Charge Collections .............................   10,823,057.61        1,070,412.29         11,893,469.90
Total Collections .....................................................   33,338,786.91        3,297,242.68         36,636,029.59
          (vi) Aggregate Amount of Principal Receivables ..............              --                  --      9,813,493,060.42
       Invested Amount (End of Month) .................................  500,000,000.00       49,450,550.00        549,450,550.00
       Floating Allocation Percentage .................................       5.0950258%          0.5039037%            5.5989294%
       Fixed/Floating Allocation Percentage ...........................       5.0950258%          0.5039037%            5.5989294%
       Invested Amount (Beginning of Month) ...........................  500,000,000.00       49,450,550.00        549,450,550.00
       Average Daily Invested Amount ..................................              --                  --        549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........              --                  --                    --
       Current ........................................................              --               83.84%     8,683,832,981.97
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....              --                6.05%       626,608,190.98
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....              --                3.06%       317,026,726.07
       90 Days and Over (60+ Days Contractually Delinquent) ...........              --                7.05%       730,031,401.52
Total Receivables .....................................................              --              100.00%    10,357,499,300.54
             (viii) Aggregate Investor Default Amount .................              --                  --          7,310,741.70
         As a % of Average Daily Invested Amount ......................              --                  --                    --
        (Annualized based on 365 days/year) ...........................              --                  --                 16.19%
(ix)  Charge-Offs .....................................................            0.00                0.00                  0.00
(x)  Servicing Fee ....................................................              --                  --            903,206.38
(xi)  Unreimbursed Redirected Principal Collections ...................              --                  --                  0.00
(xii)  Excess Funding Account Balance .................................              --                  --                  0.00
(xiii)  New Accounts Added ............................................              --                  --               174,975
(xiv)  Average Gross Portfolio Yield ..................................              --                  --                 26.34%
         Average Net Portfolio Yield ..................................              --                  --                 10.15%
(xv)  Minimum Base Rate ...............................................              --                  --                  4.19%
        Excess Spread .................................................              --                  --                  5.96%
(xvi)  Principal Funding Account Balance ..............................              --                  --                  0.00
(xvii)  Accumulation Shortfall ........................................              --                  --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period              --                  --             June 2003
        Accumulation Period Length ....................................              --                  --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........              --                  --                  0.00
        Required Reserve Account Amount ...............................              --                  --                  0.00
        Available Reserve Account Amount ..............................              --                  --                  0.00
        Covered Amount ................................................              --                  --                  0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................              --                  --        500,000,000.00
        Deposit to the Caps Proceeds Account ..........................              --                  --                  0.00
(xxi)  Policy Claim Amount ............................................              --                  --                  0.00
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